EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Sandy Smith Investor Relations Akamai Technologies 617-444-2804 ssmith@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2007 AND

FULL-YEAR 2007 FINANCIAL RESULTS

•	Fourth quarter revenue grew to $183.2 million, up 14 percent from the prior quarter and 46 percent year-over-year, and annual revenue increased 48 percent year-over-year to $636.4 million

•

Fourth quarter GAAP net income increased 48 percent quarter-over-quarter to $35.9 million, or $0.20 per diluted share, and full-year GAAP net income increased 76 percent year-over-year to $101.0 million, or $0.56 per diluted share

•

Fourth quarter normalized net income* increased 22 percent quarter-over-quarter to $75.9 million, or $0.41 per diluted share, and full-year normalized net income* increased 58 percent year-over-year to $244.4 million, or $1.32 per diluted share

CAMBRIDGE, Mass. – February 6, 2008 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and applications online, today reported financial results for the fourth quarter and full-year ended December 31, 2007. Revenue for the fourth quarter 2007 was $183.2 million, a 14 percent increase over third quarter revenue of $161.2 million, and a 46 percent increase over fourth quarter 2006 revenue of $125.7 million. Total revenue for 2007 was $636.4 million, a 48 percent increase over 2006 revenue of $428.7 million.

“2007 was another year of impressive growth and significant accomplishments for Akamai,” said Paul Sagan, president and CEO of Akamai. “The relationships we’ve built with customers across our target industries drove annual revenue growth of nearly 50 percent. As we begin our tenth year as a company, we believe the value of Akamai’s differentiated services is stronger than ever – a testament to the dedication of our employees and the commitment of our customers to building great businesses on the Internet.”

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2007 was $35.9 million, or $0.20 per diluted share. Full-year GAAP net income for 2007 was $101.0 million, or $0.56 per diluted share.

- more -

The Company generated normalized net income* of $75.9 million, or $0.41 per diluted share, in the fourth quarter of 2007, a 22 percent increase over prior quarter normalized net income of $62.4 million, or $0.34 per diluted share. Full-year normalized net income grew 58 percent year-over-year to $244.4 million, or $1.32 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

Adjusted EBITDA* for the fourth quarter of 2007 was $86.9 million, up from $71.9 million in the prior quarter, and $53.0 million in the fourth quarter of 2006. Adjusted EBITDA margin for the fourth quarter was 47 percent, a 5-point improvement over the fourth quarter of last year. For the full year, adjusted EBITDA was $283.2 million, up from $173.3 million in 2006. Full-year adjusted EBITDA margin improved to 44 percent, up from 40 percent in 2006. (*See Use of Non-GAAP Financial Measures below for definitions.)

Full-year cash from operations was $235.4 million, or 37 percent of revenue, up 78 percent over the prior year. At year-end, the Company had approximately $633.5 million of cash, cash equivalents and marketable securities.

The Company had approximately 166.5 million shares of common stock outstanding as of December 31, 2007.

The number of customers under long-term service contracts at the end of the fourth quarter increased by 29 to a record 2,645, a 13 percent increase year-over-year.

Sales through resellers and sales outside the United States accounted for 16 percent and 23 percent, respectively, of revenue for the fourth quarter 2007.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 30455196.

About Akamai

Akamai® is the leading global service provider for accelerating content and business processes online. Thousands of organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.

Financial Statements

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Dec. 31, 2007	Dec. 31, 2006
Assets
Cash and cash equivalents	$145,078	$80,595
Marketable securities	400,580	188,141
Restricted marketable securities	511	1,105
Accounts receivable, net	118,944	86,232
Prepaid expenses and other current assets	47,080	18,600

Current assets	712,193	374,673
Marketable securities	84,237	161,511
Restricted marketable securities	3,102	3,102
Property and equipment, net	134,546	86,623
Goodwill and other intangible assets, net	449,137	298,263
Other assets	4,520	4,256
Deferred tax assets, net	285,463	319,504

Total assets	$1,673,198	$1,247,932

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$74,773	$80,713
Other current liabilities	13,602	8,551

Current liabilities	88,375	89,264
Other liabilities	9,265	3,975
Convertible notes	199,855	200,000

Total liabilities	297,495	293,239
Stockholders’ equity	1,375,703	954,693

Total liabilities and stockholders’ equity	$1,673,198	$1,247,932

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006	September 30, 2006	December 31, 2007	December 31, 2006
Revenues	$183,238	$161,240	$125,703	$111,495	$636,406	$428,672
Costs and operating expenses:
Cost of revenues * †	49,394	43,811	28,605	24,984	167,444	94,100
Research and development *	10,466	11,408	9,141	8,862	44,141	33,102
Sales and marketing *	36,397	36,671	34,258	29,416	147,556	119,689
General and administrative * †	33,100	30,744	25,249	24,529	121,101	90,191
Amortization of other intangible assets	2,835	2,835	2,047	1,943	11,414	8,484
Restructuring benefit	—	—	—	—	(178)	—

Total costs and operating expenses	132,192	125,469	99,300	89,734	491,478	345,566

Operating income	51,046	35,771	26,403	21,761	144,928	83,106

Interest income, net	(6,841)	(5,913)	(4,567)	(3,970)	(22,729)	(14,532)
Loss on early extinguishment of debt	—	2	—	—	3	—
Gain on investments, net	(23)	(1)	(2)	—	(24)	(261)
Other (income) expense, net	(30)	(1,273)	(357)	448	(527)	(570)

Income before provision for income taxes	57,940	42,956	31,329	25,283	168,205	98,469
Provision for income taxes	22,062	18,692	10,706	11,264	67,238	41,068

Net income	$35,878	$24,264	$20,623	$14,019	$100,967	$57,401

Net income per share:
Basic	$0.22	$0.15	$0.13	$0.09	$0.62	$0.37
Diluted	$0.20	$0.13	$0.12	$0.08	$0.56	$0.34

Shares used in per share calculations:
Basic	164,768	165,474	157,206	155,739	162,959	155,366
Diluted	185,294	185,106	179,064	177,063	185,094	176,767

*	Includes stock-related compensation (see supplemental table for figures)
†	Includes depreciation (see supplemental table for figures)

	Three Months Ended				Twelve Months Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2007	Dec. 31, 2006
Supplemental financial data (in thousands):

Stock-related compensation:
Cost of revenues	$867	$896	$637	$517	$3,349	$1,960
Research and development	3,643	4,095	3,409	3,037	15,658	11,435
Sales and marketing	6,144	6,810	5,993	4,781	26,252	18,403
General and administrative	4,954	5,108	4,753	6,179	21,296	17,770

Total stock-related compensation	$15,608	$16,909	$14,792	$14,514	$66,555	$49,568

Depreciation and amortization:
Network-related depreciation	$14,249	$13,591	$8,132	$7,144	$50,295	$26,810
Capitalized stock-related compensation amortization	703	537	136	129	1,829	298
Other depreciation and amortization	2,439	2,279	1,487	1,306	8,356	4,992
Amortization of other intangible assets	2,835	2,835	2,047	1,943	11,414	8,484

Total depreciation and amortization	$20,226	$19,242	$11,802	$10,522	$71,894	$40,584

Capital expenditures:
Purchases of property and equipment	$9,954	$18,345	$18,944	$13,519	$81,420	$56,752
Capitalized internal-use software	5,962	4,981	3,532	2,932	19,057	12,576
Capitalized stock-related compensation	1,991	1,551	1,471	1,058	6,353	4,293

Total capital expenditures	$17,907	$24,877	$23,947	$17,509	$106,830	$73,621

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$67,572	$62,010	$18,372	$48,600	$199,054	$120,325

End of period statistics:
Number of customers under recurring contract	2,645	2,616	2,347	2,144
Number of employees	1,324	1,287	1,058	917
Number of deployed servers	30,293	28,301	22,109	21,864

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended				Twelve Months Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2007	Dec. 31, 2006
Cash flows from operating activities:
Net income	$35,878	$24,264	$20,623	$14,019	$100,967	$57,401

Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:
Depreciation and amortization of intangible assets and deferred financing costs	20,436	19,452	12,013	10,732	72,735	41,426
Stock-related compensation	15,608	16,909	14,792	14,514	66,555	49,568
Utilization of tax NOLs/credits and changes in deferred tax assets, net	22,794	16,540	9,414	11,154	64,472	38,510
Excess tax benefits from stock-related compensation	(2,551)	(2,338)	(12,910)	(8,735)	(20,862)	(32,511)

(Gain) loss on investments, property and equipment and foreign currency, net	(375)	(678)	(438)	64	(1,542)	(996)
Provision for doubtful accounts	848	944	397	(164)	2,901	830
Non-cash portion of loss on early extinguishment of debt	—	2	—	—	3	—
Non-cash portion of restructuring benefit	—	—	—	—	(178)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(11,386)	(9,054)	(14,022)	(3,257)	(31,937)	(28,020)
Prepaid expenses and other current assets	(3,584)	(2,192)	(3,249)	(495)	(11,209)	(8,062)
Accounts payable, accrued expenses and other current liabilities	(8,837)	10,975	(3,137)	12,097	(12,965)	15,382
Accrued restructuring	(177)	(1,049)	(464)	(458)	(2,722)	(1,970)
Deferred revenue	1,324	859	(759)	(937)	5,297	343
Other noncurrent assets and liabilities	1,179	1,479	310	(44)	3,874	66

Net cash provided by operating activities	71,157	76,113	22,570	48,490	235,389	131,967

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	—	(5,127)	—	7,875	(5,127)
Purchases of property and equipment and capitalization of internal-use software costs	(15,916)	(23,326)	(22,476)	(16,451)	(100,477)	(69,328)
Proceeds from sales and maturities of investments	166,353	93,335	79,075	65,501	415,771	264,308
Purchase of investments	(241,788)	(102,716)	(116,164)	(87,778)	(550,614)	(395,871)
Proceeds from sale of property and equipment	6	9	—	—	15	—
Decrease in restricted investments held for security deposits	—	723	—	—	723	400

Net cash used in investing activities	(91,345)	(31,975)	(64,692)	(38,728)	(226,707)	(205,618)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	9,035	4,835	9,267	7,186	31,621	27,918
Excess tax benefits from stock-related compensation	2,551	2,338	12,910	8,735	20,862	32,511
Payments on capital leases	—	—	—	—	(23)	—

Net cash provided by financing activities	11,586	7,173	22,177	15,921	52,460	60,429

Effects of exchange rate translation on cash and cash equivalents	876	1,331	1,417	(62)	3,341	2,025

Net (decrease) increase in cash and cash equivalents	(7,726)	52,642	(18,528)	25,621	64,483	(11,197)
Cash and cash equivalents, beginning of period	152,804	100,162	99,123	73,502	80,595	91,792

Cash and cash equivalents, end of period	$145,078	$152,804	$80,595	$99,123	$145,078	$80,595

*	Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-related compensation expense, amortization of capitalized stock-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, foreign exchange gains and losses, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest expense, or do not require a cash outlay, such as stock-related compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trends and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-related compensation. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated Statement of Cash Flows in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of intangible assets, stock-related compensation expense, amortization of capitalized stock-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “diluted shares used in normalized net income per share calculation” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized net income to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended				Twelve Months Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2007	Dec. 31, 2006
Net income	$35,878	$24,264	$20,623	$14,019	$100,967	$57,401

Amortization of intangible assets	2,835	2,835	2,047	1,943	11,414	8,484
Stock-related compensation	15,608	16,909	14,792	14,514	66,555	49,568
Amortization of capitalized stock-related compensation	703	537	136	129	1,829	298
Gain on investments, net	(23)	(1)	(2)	—	(24)	(261)
Utilization of tax NOLs/credits	20,898	17,833	9,924	11,154	63,869	39,020
Loss on early extinguishment of debt	—	2	—	—	3	—
Restructuring benefit	—	—	—	—	(178)	—

Total normalized net income:	75,899	62,379	47,520	41,759	244,435	154,510

Interest income, net	(6,841)	(5,913)	(4,567)	(3,970)	(22,729)	(14,532)
Provision for income taxes	1,164	859	782	110	3,369	2,048
Depreciation and amortization	16,688	15,870	9,619	8,450	58,651	31,802
Other (income) expense, net	(30)	(1,273)	(357)	448	(527)	(570)

Total Adjusted EBITDA:	$86,880	$71,922	$52,997	$46,797	$283,199	$173,258

Normalized net income per share:
Basic	$0.46	$0.38	$0.30	$0.27	$1.50	$0.99
Diluted	$0.41	$0.34	$0.27	$0.24	$1.32	$0.88

Shares used in normalized per share calculations:
Basic	164,768	165,474	157,206	155,739	162,959	155,366
Diluted	186,674	186,767	181,332	179,563	186,709	179,470

# # #

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations with respect to revenue. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, inability to realize the benefits of our net operating loss carryforward, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, unexpected expenses associated with the integration of Nine Systems, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.